NOTARIAL SALE AGREEMENT
between
RANDFONTEIN ESTATES LIMITED
and
LAK TRADING COMPANY NO. 9 (PROPRIETARY) LIMITED
Attorneys

u:\ih\harmony\doornkop\sale.doc

21 January 2003

1 INTERPRETATION	3
2 RECITALS	12
3 CONDITIONS PRECEDENT	12
4 SALE OF SALE ASSET	16
5 PURCHASE CONSIDERATION AND PAYMENT	17
6 WARRANTIES	20
7 APPLICATION FOR MINING AUTHORISATIONS	21
8 DELIVERY	21
9 CO-OPERATION	21
10 BREACH	21
11 DISPUTES	22
12 NOTICES AND DOMICILIUM	24
13 GENERAL	25
14 APPLICABLE LAW AND JURISDICTION	26
15 COSTS	26
LIST OF ANNEXES
A
PLAN OF THE DOORNKOP MINING AREA
B
PLAN OF MINING LEASE
C        SERVICES
D
SCHEDULE OF PROPOSED SHAREHOLDERS OF AVR
E         SECONDARY
CONSIDERATION

PROTOCOL NO: ............2003
NOTARIAL SALE AGREEMENT
BE IT HEREBY MADE KNOWN -
That on this 21
st
day of January 2003, before me, Brigitte Broderick Franck,
notary public, duly sworn and admitted, practising at 1 Protea Place,
Sandown, Sandton, in the Province of Gauteng in the Republic of South
Africa, personally came and appeared -
  Frank Abbott, in his capacity as a director of Randfontein Estates Limited
("Randfontein"), he being duly authorised thereto by a resolution of the directors of Randfontein passed on 17 January 2003; and
  Sandile Zungu, in his capacity as a director of LAK Trading Company No.
9 (Proprietary) Limited ("Africa Vanguard"), he being duly authorised thereto by a resolution of the directors of Africa Vanguard passed on 17
January 2003,
certified extracts of which resolutions have been exhibited to me, the notary, and remain filed of record in my protocol with the minute hereof.
AND THE APPEARERS DECLARED THAT -
Randfontein and Africa Vanguard have agreed to enter into a sale agreement on the terms and conditions set out hereunder.

INTERPRETATION
1.1 In this Agreement -

1.1.1 clause headings are for convenience and are not to be used in its interpretation;
1.1.2 unless the context indicates a contrary intention an expression which denotes -
1.1.2.1 any gender includes the other genders;
1.1.2.2
a natural person includes a juristic person and vice versa; and
1.1.2.3
the singular includes the plural and vice versa.
1.2 In this Agreement the following expressions bear the meanings assigned to them below and cognate expressions bear
corresponding meanings
1.2.1
"AVR" means Africa Vanguard Resources (Proprietary) Limited,
Registration No. 2000/014503/07;
1.2.2
"Africa Vanguard" means LAK Trading Company No. 9
(Proprietary) Limited, Registration No. 2000/016089/07, the
name of which is in the course of being changed to Africa
Vanguard Resources (Doornkop) (Proprietary) Limited;
1.2.3
"Agreed Rate" means 1.5% (One point five percent) below the
Prime Rate, or Randfontein's cost of borrowing in the event that it is greater than the Prime Rate less 1.5% (One point five percent);
1.2.4
"Business Day" means a day other than a Saturday, a Sunday or a day which is a recognised holiday in the Republic of South
Africa;
1.2.5
"Bridging Loan Agreement" means a short term loan agreement
to be entered into between Nedbank and Africa Vanguard, in
terms of which Nedbank lends and advances an amount of
R19 600 000,00 (Nineteen million six hundred thousand rands) to

Africa Vanguard to be used by Africa Vanguard to pay the value-
added tax referred to in clause 5.1.1, which loan will be
guaranteed by Randfontein;
1.2.6
"Cession" means a deed of cession to be entered into between
Africa Vanguard and Randfontein, in terms of which Africa
Vanguard cedes its reversionary right to receive profits from the
Joint Venture to Randfontein in securitatem debiti, as security for the payment of the Purchase Consideration and the fulfilment by
Africa Vanguard of its obligations under the Joint Venture
Agreement, it being recorded that Nedbank will take a first cession of the profits as part of the Security Documents;
1.2.7
"Conditions Precedent" means the conditions precedent set out in clause 3;
1.2.8
"Control" means (and "Controlled" shall have a corresponding meaning) -
1.2.8.1 being the beneficial holder/s of the majority of the issued share capital of the subject company; and
1.2.8.2 having the unfettered right to exercise, or cause to be exercised, directly or indirectly, the majority of the voting rights in the subject company; and
1.2.8.3               having the unfettered right to appoint or remove, or cause to be appointed or removed, directly or indirectly, directors holding a majority of the voting rights at meetings of the board of the subject company;
1.2.9
"CPIX" means the average annual rate of change (expressed as a percentage) in the Consumer Price Index, excluding interest rates on mortgage bonds, for metropolitan areas as published in the
Government Gazette by Statistics South Africa, or such other index reflecting the official rate of inflation in the Republic of South
Africa as may replace it, which annual change shall be determined by comparing the most-recently published index with the index published in respect of the corresponding month in the previous year;
1.2.10
"Doornkop Mining Area" means the area outlined in brown on
the plan annexed hereto marked "A";
1.2.11
"Effective Date" means the first Business Day after the date of fulfilment or waiver of the Conditions Precedent;
1.2.12
"Equity Put Option Agreement" means an agreement to be
entered into between Randfontein and AVR, in terms of which
AVR is granted the right for a period of 5 (Five) years after the
Effective Date, in certain circumstances, to sell the entire issued share capital of Africa Vanguard and all claims on loan account against Africa Vanguard to Randfontein at an aggregate purchase price of R30 000 000,00 (Thirty million rands), and Randfontein will be obliged to acquire same;
1.2.13
"Harmony Group" means Harmony Gold Mining Company
Limited and/or one or more of its subsidiaries, as may be
stipulated by Randfontein and agreed by Harmony Gold Mining
Company Limited;
1.2.14
"Historically Disadvantaged Persons" means historically
disadvantaged persons as defined in the Mineral and Petroleum
Resources Development Act, 2002;
1.2.15
"Joint Venture" means the joint venture to be established
between Randfontein and Africa Vanguard in terms of the Joint
Venture Agreement;

1.2.16
"Joint Venture Agreement" means the agreement to be entered
into, simultaneously with the entering into of this Agreement, between Randfontein and Africa Vanguard in terms of which they establish a joint venture to exploit the Doornkop Mining Area;
1.2.17
"Loan Agreement" means a loan agreement to be entered into
between Nedbank and Africa Vanguard, in terms of which
Nedbank lends and advances an amount of R110 000 000,00
(One hundred and ten million rands) to Africa Vanguard to be used by Africa Vanguard to pay a portion of the Purchase
Consideration, which agreement must be approved in writing by
Randfontein;
1.2.18
"Loan Put Option Agreement" means an agreement to be
entered into between the Harmony Group and Nedbank, in terms of which Nedbank is granted the right to assign all of its rights and obligations under the Loan Agreement to the Harmony Group,
provided that its rights and obligations under the Security
Documents are simultaneously assigned to the Harmony Group, it being recorded that the Loan Put Option Agreement may, subject to agreement by the Harmony Group, be replaced by a guarantee from the Harmony Group;
1.2.19
"Mining Authorisation" means mining authorisation ML13/97
granted to Randfontein on 4 August 1997 which covers the
Doornkop Mining Area and which includes the area known as the
Cooke Section and surrounding areas;
1.2.20
"Mining Lease" means mining lease 31/91, which is outlined in green on the plan annexed hereto marked annexe "B";
1.2.21
"Nedbank" means Nedbank Limited, Registration No.
1951/000009/06;
1.2.22
"Parties" means the parties to this Agreement;

1.2.23
"Pledge" means a deed of pledge and cession to be entered into between AVR and Randfontein, in terms of which AVR pledges
and cedes, for a period of 6 (Six) years from the Effective Date, its reversionary right in and to the entire issued share capital of Africa
Vanguard to Randfontein in securitatem debiti, as security for the payment of the Purchase Consideration and the fulfilment by
Africa Vanguard of its obligations under the Joint Venture
Agreement, it being recorded that Nedbank will take a first pledge and cession of the share capital as part of the Security
Documents;
1.2.24
"Prime Rate" means the rate (per cent, per annum) from time to time charged by ABSA Bank Limited for similar amounts on
unsecured overdraft to its prime customers in good standing in the private sector, as certified by any manager of that bank whose appointment it will not be necessary to prove, calculated on a daily basis and compounded monthly in arrear;
1.2.25
"Purchase Consideration" means the purchase consideration
payable by Africa Vanguard to Randfontein for the Sale Asset,
details of which are set out in clause 5.1;
1.2.26
"Put Option Agreements" means the Loan Put Option
Agreement and the Equity Put Option Agreement;
1.2.27
"Randfontein" means Randfontein Estates Limited,
Registration Number. 1889/000251/06;
1.2.28
"Randfontein Call Option Agreement" means an agreement to
be entered into between Randfontein and AVR, in terms of which
Randfontein is granted the right to acquire the entire issued share capital of Africa Vanguard and all claims on loan account against
Africa Vanguard from AVR at the fair market value of such share capital and claims in the event that -

1.2.28.1            Randfontein's loan account in the Joint Venture (expressed as a percentage of the total loan accounts in the Joint Venture) is in excess of its Participation Interest (as defined in the Joint
Venture Agreement) by an amount of more than
R32 000 000,00 (Thirty two million rands), a period of 6 (Six)
years has expired since the Effective Date and such excess
amount has not been reduced by the introduction of funds by
Africa Vanguard after having received not less than 30 (Thirty)
days written notice from Randfontein to do so; and/or
1.2.28.2 Sandile Zungu, whilst he is alive and not permanently incapacitated -
1.2.28.2.1 is not, at any time during a period of 5 (Five)years from the
Effective Date, the beneficial holder of 35% (Thirty five
percent) or more of the issued share capital of AVR; or
1.2.28.2.2 does not, at any time during a period of 5 (Five) years from the Effective Date, have the unfettered right to exercise, or cause to be exercised, directly or indirectly, 35% (Thirty five percent) or more of the voting rights in AVR; or
1.2.28.2.3 does not, at any time during a period of 5 (Five) years from the Effective Date, have the unfettered right to appoint or
remove, or cause to be appointed or removed, directly or
indirectly, directors holding 35% (Thirty five percent) or more of the voting rights at meetings of the board of AVR; and/or
1.2.28.3 during a period of 5 (Five) years from the Effective Date, any person/s or entity/ies, other than those listed in annexe "D"
hereto, becomes
1.2.28.3.1 the beneficial holder/s of 35% (Thirty five percent) or more of the issued share capital of AVR; or

1.2.28.3.2 obtains the right to exercise, or cause to be exercised, directly or indirectly, 35% (Thirty five percent) or more of the voting rights in AVR, or
1.2.28.3.3 obtains the right appoint or remove, or cause to be appointed or removed, directly or indirectly, directors holding 35%
(Thirty five percent) or more of the voting rights at meetings of the board of AVR,
without the prior written approval of Randfontein, which approval, in respect of clause 1.2.28.3, will not be withheld unreasonably by
Randfontein in the event that AVR wishes to introduce institutional funders;
1.2.29
"Sale Asset" means an undivided 26% (Twenty six percent)
share in the Mining Lease, excluding that portion to be abandoned in accordance with the provisions of clause 3.1.16;
1.2.30
"Security Documents" means documents recording the security
to be taken by Nedbank in respect of the amount to be lent and advanced to Africa Vanguard under the Loan Agreement, which
documents must be approved in writing by Randfontein;
1.2.31
"Services Agreement" means an agreement to be entered into
between Randfontein and the Joint Venture, in terms of which
Randfontein agrees to provide the Joint Venture with all services required by it for the conduct of its business including, without limitation, the services set out in annexe "C" hereto, for a service fee equal to the cost to Randfontein of providing such services, provided that Randfontein shall be entitled to sub-contract any of the services or to procure that such services are rendered directly by third parties;
1.2.32
"Signature Date" means the date of signature of this Agreement by the Party last signing; and

1.2.33
"Subscription Agreement" means an agreement to be entered
into between AVR, and persons approved by Randfontein in
writing (which approval shall not be unreasonably withheld), in terms of which such persons subscribe for shares in AVR at an aggregate subscription price of not less than R30 000 000,00
(Thirty million rands), all or a portion of which shall be advanced by AVR to Africa Vanguard on loan account and utilised by Africa
Vanguard, together with the amount advanced in terms of the
Loan Agreement, to pay a portion of the Purchase Consideration.
1.3 Any substantive provision conferring rights or imposing obligations on any party in the interpretation clause shall be given effect to as if it were a substantive provision in the body of the Agreement.
1.4 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.
1.5 The terms "holding company" and "subsidiary" shall bear the meanings assigned to them in the Companies Act.
1.6 No provision herein shall be construed against or interpreted to the disadvantage of any Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.
1.7
The eiusdem generis rule shall not apply and whenever the term
"including" is used followed by specific examples, such examples shall not be construed so as to limit the meaning of that term.
1.8  Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a Saturday, Sunday or public holiday, the next succeeding Business Day.

1.9 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as
amended or re-enacted from time to time.
1.10 This Agreement incorporates the annexes which annexes shall have the same force and effect as if set out in the body of this Agreement.
In this Agreement the word "Agreement" refers to this Agreement and the words "clause" or "clauses" and "annexe" or "annexes"
refer to clauses of and annexes to this Agreement.

RECITALS
2.1 Randfontein is the holder of the Mining Lease.
2.2 Africa Vanguard wishes to purchase the Sale Asset from
Randfontein, and Randfontein is prepared to sell the Sale Asset to
Africa Vanguard, on the terms and subject to the conditions herein contained.

CONDITIONS PRECEDENT
3.1 Save for the provisions of clause 1, this clause 3 and clauses 9 to 15 which will become effective immediately, this Agreement is subject to the fulfilment of the conditions precedent that
3.1.1 Randfontein confirms in writing that it has been provided with proof to its satisfaction that AVR is, and will be at the Effective Date, the sole shareholder of Africa Vanguard;
3.1.2 Randfontein confirms in writing that it has been provided with proof to its satisfaction that AVR and Africa Vanguard are Controlled by
Historically Disadvantaged Persons materially in accordance with the Group Structure listed in the Memorandum handed to
Randfontein on 4 December 2002;

3.1.3
Ernst & Young provide the Parties with a written opinion on the tax consequences of the entering into of this Agreement and the
Parties, acting reasonably, confirm that they are satisfied with such tax consequences;
3.1.4
Africa Vanguard's memorandum and articles of association are amended, to Randfontein's satisfaction, so as to provide that, until the later of the termination of the Joint Venture and Africa
Vanguard ceasing to own the Sale Asset
3.1.4.1
no further shares in Africa Vanguard's share capital may be
created or issued;
3.1.4.2
no shares in Africa Vanguard's share capital may be disposed of or otherwise transferred;
3.1.4.3
no rights attaching to shares in Africa Vanguard's share capital may be varied;
3.1.4.4
no director may be appointed to the Board of Directors of Africa
Vanguard;
3.1.4.5
no resolution of the shareholders of Africa Vanguard may be
passed;
3.1.4.6
Africa Vanguard may not incur any liabilities (including
contingent liabilities), other than in terms of the Joint Venture
Agreement and necessary reasonable audit, legal and
administration fees;
3.1.4.7
Africa Vanguard may not enter into any agreement, whether
oral or in writing, save as provided for in this Agreement; and
3.1.4.8
Africa Vanguard's memorandum and articles of association may not be amended,

without Randfontein's prior written consent, which consent may not be unreasonably withheld in respect of the matters referred to in clauses 3.1.4.4 to 3.1.4.7;
3.1.5
the Bridging Loan Agreement is entered into and becomes
unconditional in accordance with its terms, save for any reference to this Agreement;
3.1.6
the Loan Agreement is entered into and becomes unconditional in accordance with its terms, save for any reference to this
Agreement;
3.1.7
the Security Documents are entered into and become
unconditional in accordance with their terms, save for any
reference to this Agreement;
3.1.8
the Put Option Agreements are entered into and become
unconditional in accordance with their terms, save for any
reference to this Agreement;
3.1.9
3.1.10
the Randfontein Call Option Agreement is entered into and
becomes unconditional in accordance with its terms, save for any reference to this Agreement;
 the Services Agreement is entered into and becomes
unconditional in accordance with its terms, save for any reference to this Agreement;
3.1.11
3.1.12
the Cession is entered into and becomes unconditional in
accordance with its terms, save for any reference to this
Agreement;
 the Pledge is entered into and becomes unconditional in
accordance with its terms, save for any reference to this
Agreement;

the Subscription Agreement is entered into and becomes
unconditional in accordance with its terms, save for any reference to this Agreement;
3.1.14
3.1.13
the Parties reach agreement with the Department of Minerals and
Energy on a mechanism to provide for the rehabilitation of the
Doornkop Mining Area, it being agreed that Randfontein will bear the cost of such rehabilitation up to a maximum amount of
R6 000 000,00 (Six million rand), escalated annually on the
anniversary of the Effective Date by the CPIX, and that any
additional cost of rehabilitation will be for the Joint Venture's account and will be provided for and paid by the Joint Venture on an annual basis;
3.1.15 the Minister of Minerals & Energy consents to the cession of the
Sale Asset to Africa Vanguard;
3.1.16
3.1.17
that portion of the Mining Lease which is hatched in blue on the plan annexed hereto marked annexe "B" is abandoned by
Randfontein with the consent of the Minister of Minerals & Energy;
Randfontein abandons that portion of the Mining Authorisation in respect of the Doornkop Mining Area, subject to the fulfilment of the Condition Precedent contained in clause 3.1.18 and the Mining
Authorisation remaining in full force and effect in respect of the area known as the Cooke Section and surrounding areas; and
3.1.18 a mining authorisation in terms of the Minerals Act, 1991 (Act No.
50 of 1991) is granted to the Joint Venture in respect of the
Doornkop Mining Area, or equivalent mining rights in terms of the
Mineral and Petroleum Resources Development Act are granted to the Joint Venture in the event that such Act becomes effective prior to the Effective Date and is applicable to the Joint Venture's right to mine the Doornkop Mining Area.

3.2 Each of the Parties will use reasonable commercial endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the
Signature Date.
3.3 The Parties will be entitled to waive fulfilment of any of the Conditions
Precedent by agreement in writing.
3.4 Unless the Conditions Precedent have been fulfilled by not later than
17:00 on 30 May 2003, (or such later date as may be agreed in writing by the Parties) the provisions of this Agreement will fall away and be of no further force or effect and the status quo ante will be restored as near as may be and no Party shall have any claim against any other party in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of the provisions of clause 3.2.
3.5 Notwithstanding anything to the contrary herein contained, the provisions of clause 1, this clause 3 and clauses 9 to 15 will survive the failure of this Agreement to become unconditional.

SALE OF SALE ASSET
4.1 Randfontein hereby sells the Sale Asset to Africa Vanguard, which hereby purchases the Sale Asset, with effect from the Effective Date.
4.2
4.3
4.4
Possession and effective control of the Sale Asset will be given to
Africa Vanguard on the Effective Date.
Notwithstanding the Signature Date, but subject to the fulfilment of the Conditions Precedent, risk in and to and the benefit of the Sale
Asset will pass to Africa Vanguard on the Effective Date.
This Agreement is subject to the fundamental term that,
notwithstanding possession and effective control of the Sale Asset having been given to Africa Vanguard, Randfontein's title in and to and ownership of the Sale Asset will not pass to Africa Vanguard and ownership of the Sale Asset will remain vested in Randfontein until that portion of the Purchase Consideration referred to in clause 5.1.1 has been paid in full in accordance with the provisions of this
Agreement. Subject to the payment of the said portion of the
Purchase Consideration, ownership of the Sale Asset will pass to
Africa Vanguard on registration of cession of the Sale Asset into the name of Africa Vanguard.
4.5
Africa Vanguard agrees that the Sale Asset is sold voetstoots, and that, save for the warranties set out in clause 6 and in the Joint
Venture Agreement, Randfontein is not bound by any warranties, representations, undertakings or the like, express or implied, with regard to the Sale Asset or any other matter affecting the Sale Asset.

PURCHASE CONSIDERATION AND PAYMENT
5.1 The consideration payable for the Sale Asset is an amount of
R250 000 000,00 (Two hundred and fifty million rands) plus value-
added tax thereon, which amount will be paid as follows
5.1.1
5.1.2
R140 000 000,00 (One hundred and forty million rands), plus
value-added tax thereon, in cash on the Effective Date; and
 by Africa Vanguard paying to Randfontein, as provided in clause
5.3, the amounts calculated by applying the formula set out below, plus value-added tax thereon ("Secondary Consideration"),
which had a value of R110 000 000,00 (One hundred and ten
million rands) on 11 November 2002, as determined by Rand
Merchant Bank Limited.
FORMULA:
X = (A- B) x C

Where -
X =    the monthly amount payable in respect of the Secondary
Consideration excluding value-added tax, provided that, where
X is a negative amount, no amount will be payable by Africa
Vanguard;
A =    the aggregate Rand proceeds received by or accrued to the
Joint Venture in respect of the sale of gold during the month divided by the kilograms of gold sold during that month, or in the event that no gold is sold during the month, the average London
p.m. fix quoted for gold during the month (expressed as United
States Dollars per kilogram), converted into Rands by applying the average Dollar/Rand exchange rate for that month quoted
by ABSA Bank Limited;
B =    the Rand/Kilogram amount for the month listed in the third column of annexe "E"; and
C =    the Kilograms for the month listed in the fourth column of annexe "E".
5.2 In the event that the actual amounts paid to Randfontein in respect of the Purchase Consideration amount to less or more than
R250 000 000,00 (Two hundred and fifty million rands), the Purchase
Consideration will be deemed to have been reduced or increased accordingly and Randfontein shall not be entitled to claim any deficit from, nor shall it be obliged to account for any surplus to, Africa
Vanguard.
5.3 The Secondary Consideration will be calculated by Randfontein at the end of each month, for a period of 10 (Ten) years after the
Effective Date (commencing on 31 July 2003 and ending on
30 June 2013), and will be paid, in partial or total discharge of Africa
Vanguard's obligation to Randfontein to pay the Secondary

Consideration, as the case may be, directly to Randfontein on behalf of Africa Vanguard from the monthly distribution of profits due to
Africa Vanguard.
5.4 In the event that any monthly distribution referred to in clause 5.3 is less than that portion of the Secondary Consideration due and owing at that point in time, then the deficit will constitute a loan made by
Randfontein to Africa Vanguard and shall bear interest at the Agreed
Rate ("Loan"). The balance of the Loan outstanding from time to time will be paid directly to Randfontein on behalf of Africa Vanguard from the monthly distribution of profits due to Africa Vanguard and any amount not paid to Randfontein will, after the expiry of a period of 10 (Ten) years from the Effective Date, be repayable by Africa
Vanguard on 90 (Ninety) days written notice from Randfontein. For the purposes of clarity, it is recorded that any such amount will be included in the calculation of the R32 000 000,00 (Thirty two million rands) referred to in clause 1.2.28.1
5.5 For the purposes of clarity, it is recorded that no amounts whatsoever will be paid by the Joint Venture to Africa Vanguard until all amounts then due to Randfontein in respect of the Secondary Consideration have been paid in full.
5.6 In the event that Africa Vanguard is dissatisfied with Randfontein's calculation of any portion of the Secondary Consideration it will be entitled to have the matter referred for determination to independent auditors agreed between the Parties, or failing agreement, appointed by the President for the time being of the Gauteng Society of
Chartered Accountants -
5.6.1 whose decision will be made within 10 (Ten) Business Days of their appointment;

5.6.2 who will act as experts and not as arbitrators and will be obliged to receive evidence;
5.6.3 whose decision will, in the absence of manifest error, be final and binding on the Parties; and
5.6.4             who will determine the liability for their costs on the basis that
Africa Vanguard shall be responsible for the costs unless
Randfontein's calculation is materially inaccurate.
5.7 If Africa Vanguard fails to make payment to Randfontein of any amount owing in terms of this Agreement, save for the Secondary
Consideration, on the due date for payment thereof, then such amount shall bear interest at the Agreed Rate from the due date for payment to the date of actual payment, both days inclusive.

WARRANTIES
Randfontein hereby warrants to and in favour of Africa Vanguard that
6.1 it is the sole holder of the Mining Lease and will remain the sole holder until the Sale Asset is ceded to Africa Vanguard;
6.2 it has, subject to the fulfilment of the condition precedent set out in clause 3.1.15, the right and is able to cede the Sale Asset to Africa
Vanguard;
6.3 the Sale Asset is not subject, and will not become subject at any time prior to the cession of the Sale Asset to Africa Vanguard, to any lease, lien, hypothec, mortgage, notarial bond, pledge or other encumbrance whatsoever; and
6.4 save for Africa Vanguard in terms of this Agreement, no person has any right (including an option or right of first refusal) to acquire the
Sale Asset.

APPLICATION FOR MINING AUTHORISATIONS
Randfontein hereby consents in terms of section 9(1)(b) of the Minerals
Act, 1991 (Act No. 50 of 1991) to the Joint Venture applying for the mining authorisation referred to in clause 3.1.18.

DELIVERY
8.1 Randfontein shall, as soon as possible after the Effective Date, procure the drafting, notarial execution and registration of a notarial deed of cession of the Sale Asset. Each of the Parties undertakes to do all such acts and sign all such documents as may be necessary or incidental to complete, execute and register such document.
8.2 The drafting, execution and registration of the notarial deed of cession referred to in clause 8.1 shall be attended to by
Randfontein's attorneys and will be made available to Africa
Vanguard's attorneys for approval prior to execution .

CO-OPERATION
The Parties undertake at all times to co-operate with each other in good faith in order to carry out this Agreement and to implement all transactions and steps contemplated herein. The Parties further undertake not to take any action or to omit taking any action which will result in delaying or impeding the implementation of this Agreement.
10      BREACH
10.1 Subject to the provisions of clause 10.3, in the event of either of the
Parties ("Defaulting Party") committing a breach of any term or condition of this Agreement prior to the Effective Date, then the party not in default ("Aggrieved Party") is entitled to give to the Defaulting
Party 10 (Ten) Business Days notice in writing to remedy such breach. In the event of the Aggrieved Party giving any such notice and the Defaulting Party failing to comply with the notice, or in the event of such breach not being capable of being remedied, then the
Aggrieved Party will forthwith be entitled to cancel this Agreement, or, alternatively, to claim immediate performance and/or payment from the Defaulting Party of all of its obligations in terms of this
Agreement, whether or not the same are then due for performance or payment.
10.2 The aforegoing is without prejudice to such rights as the Aggrieved
Party may have at law, including the right to claim damages.
10.3 The Parties agree that the cancellation of this Agreement in the event of a breach after the payment of the amount of R140 000 000,00
(One hundred and forty million rands) referred to in clause 5.1.1 would be an inappropriate and insufficient remedy and that
irreparable damage would occur if the provisions of this Agreement were not complied with. It is accordingly agreed that, in the event of a breach after the payment of the amount of R140 000 000,00 (One hundred and forty million rands) referred to in clause 5.1.1 which is not remedied within 10 (Ten) Business Days of written notice requiring the breach to be remedied, the Aggrieved Party shall be entitled (without prejudice to any other rights which it may have in law save for the right to cancel the agreement) to an order for specific performance and to recover any damages which it may have
suffered.
11     DISPUTES
11.1 In the event of any dispute or difference arising between the Parties hereto relating to or arising out of this Agreement, including the validity, implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, the Parties shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 14 (Fourteen) days, the said dispute or difference shall on written demand by either Party to the dispute be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa
("Foundation") by an arbitrator or arbitrators appointed by the
Parties.
11.2 Should the Parties fail to agree on an arbitrator within 10 (Ten) days after the arbitration has been demanded, the arbitrator shall be nominated at the request of either Party to the dispute by the
Foundation.
11.3        The Parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the Parties' rights of appeal set out hereunder.
11.4        Either Party to the arbitration may appeal the decision of the arbitrator within a period of 21 (Twenty one) days after the arbitrator's ruling has been handed down by giving written notice to that effect to the other Party. The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of 3 (Three) arbitrators appointed by the Foundation.
11.5 The decision of the arbitrator shall be final and binding on the Parties to the arbitration after the expiry of the period of 21 (Twenty one)
days from the date of the arbitrator's ruling if no appeal has been lodged by either Party. A decision which becomes final and binding in terms of this clause 11.5, and a decision of the arbitrators referred to in clause 11.4, may be made an order of court at the instance of either Party.
11.6        Nothing herein contained shall be deemed to prevent or prohibit either Party from applying to the appropriate Court for urgent relief.
11.7        The provisions of this clause will continue to be binding on the
Parties notwithstanding any termination or cancellation of the agreement.

12    NOTICES AND DOMICILIUM
12.1        The Parties choose as their respective domicilium citandi et executandi for the purposes of legal proceedings and for the purposes of giving or sending any notice provided for or necessary in terms of this Agreement, the following addresses:

Name                  Physical
Address
Randfontein Block 27
Randfontein Office Park
Cnr Main Reef Road & Ward Avenue
Randfontein
Attention: The Company Secretary
Name                  Physical
Address
Africa 28 Forest Ridge
Vanguard Woodlands Office Park
Woodmead
Attention: Sandile Zungu
provided that a Party may change its physical address by written notice to the other Party to that effect. Such change of address will be effective 7 (Seven) days after receipt of notice of the change.
12.2 All notices to be given in terms of this agreement will:
12.2.1 be given in writing;
12.2.2 be hand delivered; and
12.2.3 be presumed to have been received on the date of delivery.
12.3         Notwithstanding the above, any notice actually received (save by email or any other similar electronic transmission) by the Party to whom the notice is addressed will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with the provisions of this clause.

13    GENERAL
13.1 This Agreement constitutes the whole of the agreement between the
Parties relating to the matters dealt with in this Agreement and save to the extent otherwise provided herein no undertaking,
representation, term or condition relating to the subject matter of this
Agreement not incorporated in this Agreement shall be binding on either of the Parties.
13.2 No variation, addition, deletion, or agreed cancellation will be of any force or effect unless in writing and signed by or on behalf of the
Parties.
13.3 No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. No failure or delay on the part of either Party in exercising any right, power or privilege hereunder will constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
13.4 Save as otherwise herein provided, neither this Agreement nor any part, share or interest therein nor any rights or obligations hereunder may be ceded, assigned, or otherwise transferred without the prior written consent of the other Party.
13.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that both
counterparts are duly signed by each of them without delay.

14    APPLICABLE LAW AND JURISDICTION
14.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.
14.2        Subject to the provisions of this Agreement, the Parties hereby consent and submit to the non-exclusive jurisdiction of the
Witwatersrand Local Division of the High Court of the Republic of
South Africa in any dispute arising from or in connection with this
Agreement.
15    COSTS
15.1        Randfontein will bear and pay 74% (Seventy four) percent of the fees to be charged by Nedbank, as set out in the mandate letter signed by both Parties on 16 January 2003, and the costs of registration of a notarial deed of cession of the Sale Asset. The balance of 26%
(Twenty six) percent of such costs shall be borne by Africa Vanguard and paid by Randfontein on its behalf, such amount being credited to the Loan and dealt with, mutatis mutandis, in accordance with the provisions of clauses 5.3 and 5.4. In the event that this Agreement does not become unconditional, such amount shall become
repayable by Africa Vanguard on demand by Randfontein.
15.2 Save as provided for in clause 15.1, each Party will bear and pay its own costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.
THUS DONE AND SIGNED at Sandton on the day, month and year first aforewritten.
For and on behalf of
RANDFONTEIN ESTATES LIMITED
who warrants that he is duly authorised

For and on behalf of
LAK TRADING COMPANY NO. 9
(PROPRIETARY) LIMITED
who warrants that he is duly authorised
QUOD ATTESTOR

_________________________________
NOTARY PUBLIC

ANNEXE "A"
PLAN OF THE DOORNKOP MINING AREA

ANNEXE "B"
PLAN OF MINING LEASE

ANNEXE "C"
SERVICES
  Accounting
  Financing
  Costing
  Payment of Creditors
  Payroll
  Procurement
  Training
  Risk Management
  Ventilation
  Projects
  Information Technology
  Security
  Geological & Geostatistical
  Administration
  Provision of Labour
  Human Resources
  Industrial Relations
  Stores
  Distribution
  Training
  Property Services
  Survey
  Engineering
  Workshops
  Medical
  Environmental Control
  Toll Treatment

"D"
SCHEDULE OF PROPOSED SHAREHOLDERS OF AVR

ANNEXE "E"
SECONDARY CONSIDERATION
1 2
3
4
Secondary
Consideration
Tranche
Month Ended
Rands/Kilogram
Kilograms
1                                  31-Jul-03 120,000 20.611
2                                  31-Aug-03 120,655 20.611
3                                  30-Sep-03 121,314 20.611
4                                  31-Oct-03 121,976 20.611
5                                  30-Nov-03 122,641 20.611
6                                  31-Dec-03 123,311 20.611
7                                  31-Jan-04 123,984 20.611
8                                  29-Feb-04 124,661 20.611
9                                  31-Mar-04 125,341 20.611
10                                 30-Apr-04 126,025 20.611
11                                 31-May-04 126,713 20.611
12                                 30-Jun-04 127,405 20.611
13                                 31-Jul-04 128,100 20.672
14                                 31-Aug-04 128,799 20.672
15                                 30-Sep-04 129,502 20.672
16                                 31-Oct-04 130,209 20.672
17                                 30-Nov-04 130,920 20.672
18                                 31-Dec-04 131,634 20.672
19                                 31-Jan-05 132,353 20.672
20                                 28-Feb-05 133,075 20.672
21                                 31-Mar-05 133,802 20.672
22                                 30-Apr-05 134,532 20.672
23                                 31-May-05 135,266 20.672
24                                 30-Jun-05 136,004 20.672
25                                 31-Jul-05 136,747 18.441
26                                 31-Aug-05 137,493 18.441
27                                 30-Sep-05 138,244 18.441
28                                 31-Oct-05 138,998 18.441
29                                 30-Nov-05 139,757 18.441
30                                 31-Dec-05 140,520 18.441
31                                 31-Jan-06 141,287 18.441
32                                 28-Feb-06 142,058 18.441
33                                 31-Mar-06 142,833 18.441
34                                 30-Apr-06 143,613 18.441
35                                 31-May-06 144,397 18.441
Attorneys

1 2
3
4
Secondary
Consideration
Tranche
Month Ended
Rands/Kilogram
Kilograms
36                                 30-Jun-06 145,185 18.441
37                                 31-Jul-06 145,977 39.973
38                                 31-Aug-06 146,774 39.973
39                                 30-Sep-06 147,575 39.973
40                                 31-Oct-06 148,381 39.973
41                                 30-Nov-06 149,190 39.973
42                                 31-Dec-06 150,005 39.973
43                                 31-Jan-07 150,823 39.973
44                                 28-Feb-07 151,647 39.973
45                                 31-Mar-07 152,474 39.973
46                                 30-Apr-07 153,307 39.973
47                                 31-May-07 154,143 39.973
48                                 30-Jun-07 154,985 39.973
49                                 31-Jul-07 155,831 100.373
50                                 31-Aug-07 156,681 100.373
51                                 30-Sep-07 157,536 100.373
52                                 31-Oct-07 158,396 100.373
53                                 30-Nov-07 159,261 100.373
54                                 31-Dec-07 160,130 100.373
55                                 31-Jan-08 161,004 100.373
56                                 29-Feb-08 161,883 100.373
57                                 31-Mar-08 162,766 100.373
58                                 30-Apr-08 163,655 100.373
59                                 31-May-08 164,548 100.373
60                                 30-Jun-08 165,446 100.373
61                                 31-Jul-08 166,349 135.120
62                                 31-Aug-08 167,257 135.120
63                                 30-Sep-08 168,170 135.120
64                                 31-Oct-08 169,088 135.120
65                                 30-Nov-08 170,011 135.120
66                                 31-Dec-08 170,939 135.120
67                                 31-Jan-09 171,872 135.120
68                                 28-Feb-09 172,810 135.120
69                                 31-Mar-09 173,753 135.120
70                                 30-Apr-09 174,701 135.120
71                                 31-May-09 175,655 135.120
72                                 30-Jun-09 176,614 135.120
73                                 31-Jul-09 177,578 135.307
74                                 31-Aug-09 178,547 135.307
75                                 30-Sep-09 179,522 135.307
76                                 31-Oct-09 180,501 135.307
77                                 30-Nov-09 181,487 135.307
78                                 31-Dec-09 182,477 135.307
79                                 31-Jan-10 183,473 135.307
80                                 28-Feb-10 184,475 135.307

1 2
3
4
Secondary
Consideration
Tranche
Month Ended
Rands/Kilogram
Kilograms
81                                 31-Mar-10 185,481 135.307
82                                 30-Apr-10 186,494 135.307
83                                 31-May-10 187,512 135.307
84                                 30-Jun-10 188,535 135.307
85                                 31-Jul-10 189,564 138.973
86                                 31-Aug-10 190,599 138.973
87                                 30-Sep-10 191,639 138.973
88                                 31-Oct-10 192,685 138.973
89                                 30-Nov-10 193,737 138.973
90                                 31-Dec-10 194,794 138.973
91                                 31-Jan-11 195,858 138.973
92                                 28-Feb-11 196,927 138.973
93                                 31-Mar-11 198,001 138.973
94                                 30-Apr-11 199,082 138.973
95                                 31-May-11 200,169 138.973
96                                 30-Jun-11 201,261 138.973
97                                 31-Jul-11 202,360 140.027
98                                 31-Aug-11 203,464 140.027
99                                 30-Sep-11 204,575 140.027
100                                31-Oct-11 205,691 140.027
101                                30-Nov-11 206,814 140.027
102                                31-Dec-11 207,943 140.027
103                                31-Jan-12 209,078 140.027
104                                29-Feb-12 210,219 140.027
105                                31-Mar-12 211,367 140.027
106                                30-Apr-12 212,520 140.027
107                                31-May-12 213,680 140.027
108                                30-Jun-12 214,846 140.027
109                                31-Jul-12 217,380 136.600
110                                31-Aug-12 218,475 136.600
111                                30-Sep-12 219,576 136.600
112                                31-Oct-12 220,959 136.600
113                                30-Nov-12 222,072 136.600
114                                31-Dec-12 223,471 136.600
115                                31-Jan-13 224,597 136.600
116                                29-Feb-13 225,728 136.600
117                                31-Mar-13 219,576 136.600
118                                30-Apr-13 220,959 136.600
119                                31-May-13 222,072 136.600
120                                30-Jun-13 223,471 136.600

SECOND ADDENDUM TO
THE NOTARIAL SALE AGREEMENT
entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)

H:\IH\HARMONY\DOORNKOP\SALEADD2.DOC

24 June 2003

1 INTERPRETATION	37
2 RECITALS	45
3 CONDITIONS PRECEDENT	45
4 SALE OF SALE ASSET	50
5 PURCHASE CONSIDERATION AND PAYMENT	51
6 WARRANTIES	54
7 APPLICATION FOR MINING AUTHORISATIONS	55
8 DELIVERY	55
9 CO-OPERATION	56
10 BREACH	57
11 DISPUTES	58
12 NOTICES AND DOMICILIUM	59
13 GENERAL	60
14 APPLICABLE LAW AND JURISDICTION	61
15 COSTS	62
16 FURTHER NEGOTIATIONS	61
17 SUBSCRIPTIONS FOR SHARES IN AVR	62
LIST OF ANNEXES
A
PLAN OF THE DOORNKOP MINING AREA
B
PLAN OF MINING TITLES
C
SCHEDULE OF PROPOSED SHAREHOLDERS OF AVR
D        SERVICES
E        SECONDARY
CONSIDERATION

WHEREBY THE PARTIES AGREE AS FOLLOWS
The Parties entered into a Notarial Sale Agreement on 21 January 2003
("Sale Agreement"). The Sale Agreement was amended by a First
Addendum entered into between the Parties on 28 May 2003. The Parties wish to make further amendments to the Sale Agreement and have accordingly agreed to replace the entire contents of the Sale Agreement with clauses 16 to 32 below.
16    INTERPRETATION
16.1 In this Agreement -
16.1.1 clause headings are for convenience and are not to be used in its interpretation;
16.1.2 unless the context indicates a contrary intention an expression which denotes -
16.1.2.1 any gender includes the other genders;
16.1.2.2
a natural person includes a juristic person and vice versa; and
16.1.2.3
the singular includes the plural and vice versa.
16.2        In this Agreement the following expressions bear the meanings assigned to them below and cognate expressions bear
corresponding meanings
16.2.1
"AVR" means Africa Vanguard Resources (Proprietary) Limited,
Registration No. 2000/014503/07;
16.2.2
"Africa Vanguard" means Africa Vanguard Resources
(Doornkop) (Proprietary) Limited, Registration No.
2000/016089/07;

16.2.3
"Agreed Rate" means 1.5% (One point five percent) below the
Prime Rate, or Randfontein's cost of borrowing in the event that it is greater than the Prime Rate less 1.5% (One point five percent);
16.2.4
"Business Day" means a day other than a Saturday, a Sunday or a day which is a recognised holiday in the Republic of South
Africa;
16.2.5
"Bridging Loan Agreement" means a short term loan agreement
to be entered into between Randfontein and Africa Vanguard, in terms of which Randfontein lends and advances an amount of
R19 600 000,00 (Nineteen million six hundred thousand rands) to
Africa Vanguard to be used by Africa Vanguard to pay the value-
added tax referred to in clause 5.1.1, which loan will be
guaranteed by AVR;
16.2.6
"Cession" means a deed of cession to be entered into between
Africa Vanguard and Randfontein, in terms of which Africa
Vanguard cedes its reversionary right to receive profits from the
Joint Venture to Randfontein in securitatem debiti, as security for the payment of the Purchase Consideration and the fulfilment by
Africa Vanguard of its obligations under the Joint Venture
Agreement, it being recorded that Nedbank will take a first cession of the profits as part of the Security Documents;
16.2.7
"Conditions Precedent" means the conditions precedent set out in clause 3;
16.2.8
"Control" means (and "Controlled" shall have a corresponding meaning) -
16.2.8.1 being the beneficial holder/s of the majority of the issued share capital of the subject company; and

16.2.8.2 having the unfettered right to exercise, or cause to be exercised, directly or indirectly, the majority of the voting rights in the subject company; and
16.2.8.3             having the unfettered right to appoint or remove, or cause to be appointed or removed, directly or indirectly, directors holding a majority of the voting rights at meetings of the board of the subject company;
16.2.9
"CPIX" means the average annual rate of change (expressed as a percentage) in the Consumer Price Index, excluding interest rates on mortgage bonds, for metropolitan areas as published in the
Government Gazette by Statistics South Africa, or such other index reflecting the official rate of inflation in the Republic of South
Africa as may replace it, which annual change shall be determined by comparing the most-recently published index with the index published in respect of the corresponding month in the previous year;
16.2.10        "Doornkop Mining Area" means the area depicted as such and outlined in broken brown on the plan annexed hereto marked "A";
16.2.11        "Effective Date" means the fifth Business Day after the date of fulfilment or waiver of the Conditions Precedent;
16.2.12        "Equity Put Option Agreement" means an agreement to be
entered into between Randfontein and AVR, in terms of which
AVR is granted the right for a period of 5 (Five) years and 30
(Thirty) days after the Effective Date, in certain circumstances, to sell the entire issued share capital of Africa Vanguard and all claims on loan account against Africa Vanguard to Randfontein at an aggregate purchase price of R30 000 000,00 (Thirty million rands), or such lesser amount as may be agreed between

Randfontein and AVR, and Randfontein will be obliged to acquire same;
16.2.13       "Guarantee" means a guarantee provided by Harmony Gold
Mining Company Limited and its major subsidiaries for the
obligations of Africa Vanguard under the Loan Agreement;
16.2.14        "Historically Disadvantaged Persons" means historically
disadvantaged persons as defined in the Mineral and Petroleum
Resources Development Act, 2002;
16.2.15        "Joint Venture" means the joint venture to be established
between Randfontein and Africa Vanguard in terms of the Joint
Venture Agreement;
16.2.16        "Joint Venture Agreement" means the agreement entered into on 21 January 2003 between Randfontein and Africa Vanguard, in terms of which they establish a joint venture to exploit the
Doornkop Mining Area;
16.2.17        "Loan Agreement" means a loan agreement to be entered into between Nedbank and Africa Vanguard, in terms of which
Nedbank lends and advances an amount of R116 215 000,00
(One hundred and sixteen million two hundred and fifteen
thousand rands) to Africa Vanguard to be used by Africa Vanguard to pay a portion of the Purchase Consideration, which agreement must be approved in writing by Randfontein;
16.2.18        "Mining Authorisation" means mining authorisation ML13/97
granted to Randfontein on 4 August 1997 which covers the
Doornkop Mining Area and which includes the area known as the
Cooke Section and surrounding areas;
16.2.19        "Mining Leases" means an undivided 26% (Twenty six percent)
share in the mining leases forming part of the Mining Titles;

16.2.20       "Mining Titles" means all the mining leases, claim areas and mynpachten in the Doornkop Mining Area, details of which are set out and outlined in broken brown on the plan annexed hereto
marked annexe "B";
16.2.21        "Nedbank" means Nedbank Limited, Registration No.
1951/000009/06;
16.2.22        "Parties" means the parties to this Agreement;
16.2.23        "Pledge" means a deed of pledge and cession to be entered into between AVR and Randfontein, in terms of which AVR pledges
and cedes, for a period of 6 (Six) years from the Effective Date, its reversionary right in and to the entire issued share capital of Africa
Vanguard to Randfontein in securitatem debiti, as security for the payment of the Purchase Consideration and the fulfilment by
Africa Vanguard of its obligations under the Joint Venture
Agreement, it being recorded that Nedbank will take a first pledge and cession of the share capital as part of the Security
Documents;
16.2.24        "Prime Rate" means the rate (per cent, per annum) from time to time charged by ABSA Bank Limited for similar amounts on
unsecured overdraft to its prime customers in good standing in the private sector, as certified by any manager of that bank whose appointment it will not be necessary to prove, calculated on a daily basis and compounded monthly in arrear;
16.2.25        "Purchase Consideration" means the purchase consideration
payable by Africa Vanguard to Randfontein for the Sale Asset,
details of which are set out in clause 5.1;
16.2.26        "Put Option Agreements" means the Guarantee and the Equity
Put Option Agreement;

16.2.27        "Randfontein" means Randfontein Estates Limited,
Registration Number. 1889/000251/06;
16.2.28        "Randfontein Call Option Agreement" means an agreement to
be entered into between Randfontein and AVR, in terms of which
Randfontein is granted the right to acquire the entire issued share capital of Africa Vanguard and all claims on loan account against
Africa Vanguard from AVR at a purchase price of R30 000 000,00
(Thirty million rands), or such lesser amount as may be agreed between Randfontein and AVR, (less any amount outstanding
under the Bridging Loan Agreement and less an amount equal to any distributions, as defined in the Loan Agreement) for a period of 5 (Five) years and 30 (Thirty) days after the Effective Date, and thereafter at the fair market value of such share capital and claims in the event that
16.2.28.1          Randfontein's loan account in the Joint Venture (expressed as a percentage of the total loan accounts in the Joint Venture) is in excess of its Participation Interest (as defined in the Joint
Venture Agreement) by an amount of more than
R32 000 000,00 (Thirty two million rands), a period of 6 (Six)
years has expired since the Effective Date and such excess
amount has not been reduced by the introduction of funds by
Africa Vanguard after having received not less than 30 (Thirty)
days written notice from Randfontein to do so; and/or
16.2.28.2          Sandile Zungu, whilst he is alive and not permanently
incapacitated -
16.2.28.2.1 is not, at any time during a period of 5 (Five) years from the
Effective Date, the beneficial holder of 35% (Thirty five
percent) or more of the issued share capital of AVR; or

16.2.28.2.2 does not, at any time during a period of 5 (Five) years from the Effective Date, have the unfettered right to exercise, or cause to be exercised, directly or indirectly, 35% (Thirty five percent) or more of the voting rights in AVR; or
16.2.28.2.3 does not, at any time during a period of 5 (Five) years from the Effective Date, have the unfettered right to appoint or
remove, or cause to be appointed or removed, directly or
indirectly, directors holding 35% (Thirty five percent) or more of the voting rights at meetings of the board of AVR; and/or
16.2.28.3 during a period of 5 (Five) years from the Effective Date, any person/s or entity/ies, other than those listed in annexe "C"
hereto, becomes
16.2.28.3.1 the beneficial holder/s of 35% (Thirty five percent) or more of the issued share capital of AVR; or
16.2.28.3.2 obtains the right to exercise, or cause to be exercised, directly or indirectly, 35% (Thirty five percent) or more of the voting rights in AVR, or
16.2.28.3.3 obtains the right appoint or remove, or cause to be appointed or removed, directly or indirectly, directors holding 35%
(Thirty five percent) or more of the voting rights at meetings of the board of AVR,
without the prior written approval of Randfontein, which approval, in respect of clause 1.2.28.3, will not be withheld unreasonably by
Randfontein in the event that AVR wishes to introduce institutional funders;
16.2.29         "Sale Asset" means an undivided 26% (Twenty six percent)
share in the Mining Titles, save for that portion of mining lease
31/91 to be separated in accordance with the provisions of clause

3.1.16, which portion will remain 100% (One hundred percent)
held by Randfontein;
16.2.30        "Security Documents" means documents recording the security to be taken by Nedbank in respect of the amount to be lent and advanced to Africa Vanguard under the Loan Agreement, which
documents must be approved in writing by Randfontein;
16.2.31        "Services Agreement" means an agreement to be entered into between Randfontein and the Joint Venture, in terms of which
Randfontein agrees to provide the Joint Venture with all services required by it for the conduct of its business including, without limitation, the services set out in annexe "D" hereto, for a service fee equal to the cost to Randfontein of providing such services, provided that Randfontein shall be entitled to sub-contract any of the services or to procure that such services are rendered directly by third parties; and
16.2.32        "Signature Date" means 21 January 2003.
16.3 Any substantive provision conferring rights or imposing obligations on any party in the interpretation clause shall be given effect to as if it were a substantive provision in the body of the Agreement.
16.4         Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.
16.5         The terms "holding company" and "subsidiary" shall bear the meanings assigned to them in the Companies Act.
16.6 No provision herein shall be construed against or interpreted to the disadvantage of any Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

16.7         The
eiusdem generis rule shall not apply and whenever the term
"including" is used followed by specific examples, such examples shall not be construed so as to limit the meaning of that term.
16.8        Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a Saturday, Sunday or public holiday, the next succeeding Business Day.
16.9        A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as
amended or re-enacted from time to time.
16.10      This Agreement incorporates the annexes which annexes shall have the same force and effect as if set out in the body of this Agreement.
In this Agreement the word "Agreement" refers to this Agreement and the words "clause" or "clauses" and "annexe" or "annexes"
refer to clauses of and annexes to this Agreement.
17    RECITALS
17.1 Randfontein is the holder of the Mining Titles.
17.2        Africa Vanguard wishes to purchase the Sale Asset from
Randfontein, and Randfontein is prepared to sell the Sale Asset to
Africa Vanguard, on the terms and subject to the conditions herein contained.
18     CONDITIONS PRECEDENT
18.1 Save for the provisions of clause 16, this clause 3 and clauses 9 to
32 which will become effective immediately, this Agreement is subject to the fulfilment of the conditions precedent that

18.1.1
Randfontein confirms in writing that it has been provided with proof to its satisfaction that AVR is, and will be at the Effective Date, the sole shareholder of Africa Vanguard;
18.1.2
Randfontein confirms in writing that it has been provided with proof to its satisfaction that AVR and Africa Vanguard are Controlled by
Historically Disadvantaged Persons materially in accordance with the Group Structure listed in the Memorandum handed to
Randfontein on 4 December 2002;
18.1.3
Ernst & Young provide the Parties with a written opinion on the tax consequences of the entering into of the Sale Agreement and the
Parties, acting reasonably, confirm that they are satisfied with such tax consequences;
18.1.4
Africa Vanguard's memorandum and articles of association are amended, to Randfontein's satisfaction, so as to provide that, until the later of the termination of the Joint Venture and Africa
Vanguard ceasing to own the Sale Asset
18.1.4.1
no further shares in Africa Vanguard's share capital may be
created or issued;
18.1.4.2
no shares in Africa Vanguard's share capital may be disposed of or otherwise transferred;
18.1.4.3
no rights attaching to shares in Africa Vanguard's share capital may be varied;
18.1.4.4
no director may be appointed to the Board of Directors of Africa
Vanguard;
18.1.4.5
no resolution of the shareholders of Africa Vanguard may be
passed;

18.1.4.6
Africa Vanguard may not incur any liabilities (including
contingent liabilities), other than in terms of the Joint Venture
Agreement and necessary reasonable audit, legal and
administration fees;
18.1.4.7
Africa Vanguard may not enter into any agreement, whether
oral or in writing, save as provided for in this Agreement; and
18.1.4.8
 Africa
Vanguard's memorandum and articles of association may
not be amended,
without Randfontein's prior written consent, which consent may not be unreasonably withheld in respect of the matters referred to in clauses 3.1.4.4 to 3.1.4.7;
18.1.5
the Bridging Loan Agreement is entered into and becomes
unconditional in accordance with its terms, save for any reference to this Agreement;
18.1.6
the Loan Agreement is entered into and becomes unconditional in accordance with its terms, save for any reference to this
Agreement;
18.1.7
 the Security Documents are entered into and become
unconditional in accordance with their terms, save for any
reference to this Agreement;
18.1.8
the Put Option Agreements are entered into and become
unconditional in accordance with their terms, save for any
reference to this Agreement;
18.1.9
the Randfontein Call Option Agreement is entered into and
becomes unconditional in accordance with its terms, save for any reference to this Agreement;

18.1.10
the Services Agreement is entered into and becomes
unconditional in accordance with its terms, save for any reference to this Agreement;
18.1.11
the Cession is entered into and becomes unconditional in
accordance with its terms, save for any reference to this
Agreement;
 the Pledge is entered into and becomes unconditional in
18.1.12
accordance with its terms, save for any reference to this
Agreement;
18.1.13
an agreement is entered into between AVR and persons approved by Randfontein in writing (which approval shall not be
unreasonably withheld), in terms of which such persons subscribe for shares and/or debentures in AVR (or advance a loan which is compulsorily convertible into shares in AVR) at an aggregate subscription price of not less than R35 000 000,00 (Thirty five million rands), or such lesser amount as may be approved by
Randfontein in writing, of which R30 000 000,00 (Thirty million rands) is advanced by AVR to Africa Vanguard on loan account to be utilised by Africa Vanguard, together with the amount advanced in terms of the Loan Agreement, to pay that portion of the
Purchase Consideration referred to in clause 5.1.1;
18.1.14
the Parties reach agreement with the Department of Minerals and
Energy on a mechanism to provide for the rehabilitation of the
Doornkop Mining Area, it being agreed that Randfontein will bear the cost of such rehabilitation up to a maximum amount of
R6 000 000,00 (Six million rand), escalated annually on the
anniversary of the Effective Date by the CPIX, and that any
additional cost of rehabilitation will be for the Joint Venture's account and will be provided for and paid by the Joint Venture on an annual basis;

18.1.15        the Minister of Minerals & Energy consents to the cession of the
Sale Asset to Africa Vanguard;
18.1.16        that portion of mining lease 31/91 which is hatched in blue on the plan annexed hereto marked annexe "B" ("Remainder") is
separated from the balance of mining lease 31/91, which will result in the
18.1.16.1 Remainder being reflected on diagram RMT 41/86, registered at the Surveyor-General's office under number S.G. 9/86; and
18.1.16.2 balance of mining lease 31/91 being reflected on a separate diagram approved by the Department of Minerals & Energy,
registered at the Surveyor-General's office under number S.G.
B2/2003 and registered in the office of the Registrar of Mining
Titles;
18.1.17        Randfontein abandons that portion of the Mining Authorisation in respect of the Doornkop Mining Area, subject to the fulfilment of the Condition Precedent contained in clause 3.1.18 and the Mining
Authorisation remaining in full force and effect in respect of the area known as the Cooke Section and surrounding areas;
18.1.18        a mining authorisation in terms of the Minerals Act, 1991 (Act No.
50 of 1991) is granted to the Joint Venture in respect of the
Doornkop Mining Area; and
18.1.19        Randfontein's attorneys certify in writing that notarial deeds of cession of the Mining Leases have been executed and registered.
18.2 Each of the Parties will use reasonable commercial endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the
Signature Date, it being agreed that the Parties shall take all such steps as are necessary to procure the fulfilment of the Conditions

Precedent set out in clauses 3.1.16 to 18.1.19 on the same date, which date will not be prior to the fulfilment of all of the other
Conditions Precedent.
18.3 The Parties will be entitled to waive fulfilment of any of the Conditions
Precedent by agreement in writing.
18.4 Unless the Conditions Precedent have been fulfilled by not later than
17:00 on 15 July 2003 (or such later date as may be agreed in writing by the Parties) the provisions of this Agreement will fall away and be of no further force or effect and the status quo ante will be restored as near as may be and no Party shall have any claim against any other party in terms hereof or arising from the failure of the
Conditions Precedent, save for any claims arising from a breach of the provisions of clause 3.2.
18.5        Notwithstanding the provisions of clause 3.4, it is agreed that
Randfontein will be entitled to unilaterally extend the date for fulfilment of the Conditions Precedent by notice in writing to the other
Parties, provided that it shall not be entitled to unilaterally extend such date for more than an additional 30 (Thirty) day period.
18.6        Notwithstanding anything to the contrary herein contained, the provisions of clause 18.1, this clause 3 and clauses 9 to 15 will survive the failure of this Agreement to become unconditional.
19     SALE OF SALE ASSET
19.1 Randfontein hereby sells the Sale Asset to Africa Vanguard, which hereby purchases the Sale Asset, with effect from the Effective Date.
19.2 Possession and effective control of the Sale Asset will be given to
Africa Vanguard on the Effective Date.

19.3        Notwithstanding the Signature Date, but subject to the fulfilment of the Conditions Precedent, risk in and to and the benefit of the Sale
Asset will pass to Africa Vanguard on the Effective Date.
19.4        This Agreement is subject to the fundamental term that,
notwithstanding possession and effective control of the Sale Asset having been given to Africa Vanguard, Randfontein's title in and to and ownership of the Sale Asset will not pass to Africa Vanguard and ownership of the Sale Asset will remain vested in Randfontein until that portion of the Purchase Consideration referred to in clause 5.1.1 has been paid in full in accordance with the provisions of this
Agreement. Subject to the payment of the said portion of the
Purchase Consideration, ownership of the Sale Asset will pass to
Africa Vanguard on registration of cession of the Sale Asset into the name of Africa Vanguard.
19.5
Africa Vanguard agrees that the Sale Asset is sold voetstoots, and that, save for the warranties set out in clause 6 and in the Joint
Venture Agreement, Randfontein is not bound by any warranties, representations, undertakings or the like, express or implied, with regard to the Sale Asset or any other matter affecting the Sale Asset.
20     PURCHASE CONSIDERATION AND PAYMENT
20.1        The consideration payable for the Sale Asset is an amount of
R250 000 000,00 (Two hundred and fifty million rands) plus value-
added tax thereon, which amount will be paid as follows
20.1.1 R140 000 000,00 (One hundred and forty million rands), plus value-added tax thereon, in cash on the Effective Date; and
20.1.2 by Africa Vanguard paying to Randfontein the balance of the
Purchase Consideration of R110 000 000,00 (One hundred and
ten million rands) plus valued-added tax thereon, in monthly instalments as provided for in clause 5.3, each instalment being equal to the amount determined by applying the formula set out below ("Secondary Consideration"), which had a value of
R110 000 000,00 (One hundred and ten million rands) on
11 November 2002, as determined by Rand Merchant Bank.
FORMULA:
X = (A- B) x C
Where -
X =     the monthly amount payable in respect of the Secondary
Consideration excluding value-added tax, provided that, where
X is a negative amount, no amount will be payable by Africa
Vanguard;
A =     the aggregate Rand proceeds received by or accrued to the
Joint Venture in respect of the sale of gold during the month divided by the kilograms of gold sold during that month, or in the event that no gold is sold during the month, the average London
p.m. fix quoted for gold during the month (expressed as United
States Dollars per kilogram), converted into Rands by applying the average Dollar/Rand exchange rate for that month quoted
by ABSA Bank Limited;
B =    the Rand/Kilogram amount for the month listed in the third column of annexe "E"; and
C =    the  Kilograms for the month listed in the fourth column of annexe "E".
20.2         If the aggregate of the monthly instalments referred to in clause
20.1.2 after the expiry of the 10 (Ten) year period referred to in clause 5.3 is greater or less than R110 000 000,00 (One hundred and ten million rands), plus value-added tax thereon, the difference shall be added to or deducted from the amount of R110 000 000,00

(One hundred and ten million rands), plus value-added tax thereon, as the case may be, in determining the Purchase Consideration.
20.3 The Secondary Consideration will be calculated by Randfontein at the end of each month, for a period of 10 (Ten) years after the
Effective Date (commencing on the first day of the month following the month during which the Effective Date falls and ending 10 (Ten)
years thereafter), and will be paid, in partial or total discharge of
Africa Vanguard's obligation to Randfontein to pay the Secondary
Consideration, as the case may be, directly by the Joint Venture to
Randfontein, on behalf of Africa Vanguard, from the monthly
distribution of profits of the Joint Venture due to Africa Vanguard.
20.4 In the event that any monthly distribution referred to in clause 5.3 is less than that portion of the Secondary Consideration due and owing at that point in time, then the deficit will constitute a loan made by
Randfontein to Africa Vanguard and shall bear interest at the Agreed
Rate ("Loan"). The balance of the Loan outstanding from time to time will be paid directly by the Joint Venture to Randfontein, on behalf of Africa Vanguard, from the monthly distribution of profits of the Joint Venture due to Africa Vanguard and any amount not paid to
Randfontein will, after the expiry of a period of 10 (Ten) years from the Effective Date, be repayable by Africa Vanguard on 90 (Ninety)
days written notice from Randfontein. For the purposes of clarity, it is recorded that any such amount will be included in the calculation of the R32 000 000,00 (Thirty two million rands) referred to in clause
1.2.28.1.
20.5 For the purposes of clarity, it is recorded that no amounts whatsoever will be paid by the Joint Venture to Africa Vanguard until all amounts then due to Randfontein in respect of the Secondary Consideration have been paid in full.

20.6 In the event that Africa Vanguard is dissatisfied with Randfontein's calculation of any portion of the Secondary Consideration it will be entitled to have the matter referred for determination to independent auditors agreed between the Parties, or failing agreement, appointed by the President for the time being of the Gauteng Society of
Chartered Accountants -
20.6.1 whose decision will be made within 10 (Ten) Business Days of their appointment;
20.6.2 who will act as experts and not as arbitrators and will be obliged to receive evidence;
20.6.3 whose decision will, in the absence of manifest error, be final and binding on the Parties; and
20.6.4          who will determine the liability for their costs on the basis that
Africa Vanguard shall be responsible for the costs unless
Randfontein's calculation is materially inaccurate.
20.7        If Africa Vanguard fails to make payment to Randfontein of any amount owing in terms of this Agreement, save for the Secondary
Consideration, on the due date for payment thereof, then such amount shall bear interest at the Agreed Rate from the due date for payment to the date of actual payment, both days inclusive.
21      WARRANTIES
Randfontein hereby warrants to and in favour of Africa Vanguard that
21.1        it is the sole holder of the Mining Titles and will remain the sole holder until the mining titles comprising the Sale Asset are transferred or ceded to Africa Vanguard;

21.2 it has, subject to the fulfilment of the condition precedent set out in clause 3.1.15, the right and is able to cede the Sale Asset to Africa
Vanguard;
21.3 the Sale Asset is not subject, and will not become subject at any time prior to the transfer or cession of the mining titles comprising the Sale
Asset to Africa Vanguard, to any lease, lien, hypothec, mortgage, notarial bond, pledge or other encumbrance whatsoever; and
21.4 save for Africa Vanguard in terms of this Agreement, no person has any right (including an option or right of first refusal) to acquire the
Sale Asset.
22     APPLICATION FOR MINING AUTHORISATIONS
Randfontein hereby consents in terms of section 9(1)(b) of the Minerals
Act, 1991 (Act No. 50 of 1991) to the Joint Venture applying for the mining authorisation referred to in clause 3.1.18.
23     DELIVERY
23.1 Randfontein shall procure the drafting, execution and registration of all documents necessary to fulfil the Condition Precedent set out in clause 18.1.19. Each of the Parties undertakes to do all such acts and sign all such documents as may be necessary or incidental to complete, execute and register such documents.
23.2 The drafting, execution and registration of the documents referred to in clause 8.1 shall be attended to by Randfontein's attorneys and will be made available to Africa Vanguard's attorneys for approval prior to execution.
23.3        Randfontein shall, as soon as possible after the Effective Date, procure the drafting, execution and registration of all documents necessary to give effect to the transfer or cession of the Sale Asset, excluding the Mining Leases, cession of which will already have been registered in fulfilment of the Condition Precedent set out in clause
18.1.19. Each of the Parties undertakes to do all such acts and sign all such documents as may be necessary or incidental to complete, execute and register such documents.
23.4 The drafting, execution and registration of the documents referred to in clause 23.3 shall be attended to by Randfontein's attorneys and will be made available to Africa Vanguard's attorneys for approval prior to execution.
23.5 The Parties acknowledge that, in terms of certain proposed mining-
related legislation, there is a possibility that, after this Agreement becomes unconditional, certain of the Mining Titles will not be capable of being transferred or ceded, as the case may be, to Africa
Vanguard. The Parties accordingly agree that in this eventuality, unless otherwise agreed in writing
23.5.1 those Mining Titles which are not capable of being transferred or ceded ("Specific Mining Titles") will automatically be deemed to have been excluded from the definition of "Mining Titles" in clause 16.2.20; and
23.5.2
the definition of "Randfontein Mining Lease" in clause 1.2.38 of the Joint Venture Agreement will automatically be deemed to have been amended to include the Specific Mining Titles, which will be contributed by Randfontein to the Joint Venture in terms of clause
5.1.1 of the Joint Venture Agreement,
with effect from the date on which the Specific Mining Titles become incapable of being transferred or ceded.
24    CO-OPERATION
The Parties undertake at all times to co-operate with each other in good faith in order to carry out this Agreement and to implement all transactions and steps contemplated herein. The Parties further undertake not to take any action or to omit taking any action which will result in delaying or impeding the implementation of this Agreement.
25    BREACH
25.1 Subject to the provisions of clause 10.3, in the event of either of the
Parties ("Defaulting Party") committing a breach of any term or condition of this Agreement prior to the Effective Date, then the party not in default ("Aggrieved Party") is entitled to give to the Defaulting
Party 10 (Ten) Business Days notice in writing to remedy such breach. In the event of the Aggrieved Party giving any such notice and the Defaulting Party failing to comply with the notice, or in the event of such breach not being capable of being remedied, then the
Aggrieved Party will forthwith be entitled to cancel this Agreement, or, alternatively, to claim immediate performance and/or payment from the Defaulting Party of all of its obligations in terms of this
Agreement, whether or not the same are then due for performance or payment.
25.2 The aforegoing is without prejudice to such rights as the Aggrieved
Party may have at law, including the right to claim damages.
25.3 The Parties agree that the cancellation of this Agreement in the event of a breach after the payment of the amount of R140 000 000,00
(One hundred and forty million rands) referred to in clause 5.1.1 would be an inappropriate and insufficient remedy and that
irreparable damage would occur if the provisions of this Agreement were not complied with. It is accordingly agreed that, in the event of a breach after the payment of the amount of R140 000 000,00 (One hundred and forty million rands) referred to in clause 5.1.1 which is not remedied within 10 (Ten) Business Days of written notice requiring the breach to be remedied, the Aggrieved Party shall be entitled (without prejudice to any other rights which it may have in law save for the right to cancel the agreement) to an order for specific performance and to recover any damages which it may have
suffered.
26     DISPUTES
26.1 In the event of any dispute or difference arising between the Parties hereto relating to or arising out of this Agreement, including the validity, implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, the Parties shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 14 (Fourteen) days, the said dispute or difference shall on written demand by either Party to the dispute be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa
("Foundation") by an arbitrator or arbitrators appointed by the
Parties.
26.2 Should the Parties fail to agree on an arbitrator within 10 (Ten) days after the arbitration has been demanded, the arbitrator shall be nominated at the request of either Party to the dispute by the
Foundation.
26.3        The Parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the Parties' rights of appeal set out hereunder.
26.4        Either Party to the arbitration may appeal the decision of the arbitrator within a period of 21 (Twenty one) days after the arbitrator's ruling has been handed down by giving written notice to that effect to the other Party. The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of 3 (Three) arbitrators appointed by the Foundation.

26.5 The decision of the arbitrator shall be final and binding on the Parties to the arbitration after the expiry of the period of 21 (Twenty one)
days from the date of the arbitrator's ruling if no appeal has been lodged by either Party. A decision which becomes final and binding in terms of this clause 11.5, and a decision of the arbitrators referred to in clause 11.4, may be made an order of court at the instance of either Party.
26.6        Nothing herein contained shall be deemed to prevent or prohibit either Party from applying to the appropriate Court for urgent relief.
26.7        The provisions of this clause will continue to be binding on the
Parties notwithstanding any termination or cancellation of the agreement.
27     NOTICES AND DOMICILIUM
27.1        The Parties choose as their respective domicilium citandi et executandi for the purposes of legal proceedings and for the purposes of giving or sending any notice provided for or necessary in terms of this Agreement, the following addresses:

Name                  Physical
Address
Randfontein Block 27
Randfontein Office Park
Cnr Main Reef Road & Ward Avenue
Randfontein
Attention: The Company Secretary

Name                  Physical
Address
Africa 28 Forest Ridge
Vanguard Woodlands Office Park
Woodmead
Attention: Sandile Zungu
provided that a Party may change its physical address by written notice to the other Party to that effect. Such change of address will be effective 7 (Seven) days after receipt of notice of the change.
27.2 All notices to be given in terms of this agreement will:
27.2.1 be given in writing;
27.2.2 be hand delivered; and
27.2.3 be presumed to have been received on the date of delivery.
27.3        Notwithstanding the above, any notice actually received (save by email or any other similar electronic transmission) by the Party to whom the notice is addressed will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with the provisions of this clause.
28     GENERAL
28.1 This Agreement constitutes the whole of the agreement between the
Parties relating to the matters dealt with in this Agreement and save to the extent otherwise provided herein no undertaking,
representation, term or condition relating to the subject matter of this
Agreement not incorporated in this Agreement shall be binding on either of the Parties.
28.2 No variation, addition, deletion, or agreed cancellation will be of any force or effect unless in writing and signed by or on behalf of the
Parties.

28.3 No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. No failure or delay on the part of either Party in exercising any right, power or privilege hereunder will constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
28.4 Save as otherwise herein provided, neither this Agreement nor any part, share or interest therein nor any rights or obligations hereunder may be ceded, assigned, or otherwise transferred without the prior written consent of the other Party.
28.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that both
counterparts are duly signed by each of them without delay.
29    APPLICABLE LAW AND JURISDICTION
29.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.
29.2        Subject to the provisions of this Agreement, the Parties hereby consent and submit to the non-exclusive jurisdiction of the
Witwatersrand Local Division of the High Court of the Republic of
South Africa in any dispute arising from or in connection with this
Agreement.

30     COSTS
30.1        Randfontein will bear and pay 74% (Seventy four) percent of the fees to be charged by Nedbank, as set out in the mandate letter signed by both Parties on 16 January 2003, and the costs of registration of transfer or cession of the mining titles comprising the Sale Asset.
The balance of 26% (Twenty six) percent of such costs shall be borne by Africa Vanguard and paid by Randfontein on its behalf, such amount being credited to the Loan and dealt with, mutatis mutandis, in accordance with the provisions of clauses 5.3 and 5.4.
In the event that this Agreement does not become unconditional, such amount shall become repayable by Africa Vanguard on demand by Randfontein.
30.2 Save as provided for in clause 15.1, each Party will bear and pay its own costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.
31     FURTHER NEGOTIATIONS
The Parties hereby agree that, in the event that the Mineral and
Petroleum Resources Development Act comes into effect prior to this
Agreement "falling away and being of no further force or effect" in terms of clause 3.4, the Parties will negotiate in good faith with a view to reaching agreement on an alternative structure and mechanism which provides for the sale of 26% (Twenty six percent) of the right to mine the minerals in the Doornkop Mining Area to Africa Vanguard, and the
establishment of the Joint Venture, on substantially the same economic and commercial terms as contained in this Agreement and the Joint
Venture Agreement.
32     SUBSCRIPTIONS FOR SHARES IN AVR
AVR hereby undertakes that it will not allow any person to subscribe for shares in AVR after the Signature Date, unless such subscription has been approved by Randfontein in writing, which approval will not be unreasonably withheld.
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorised

ANNEXE "A"
PLAN OF THE DOORNKOP MINING AREA

ANNEXE "B"
PLAN OF MINING TITLES

ANNEXE "C"
SCHEDULE OF PROPOSED SHAREHOLDERS OF AVR

ANNEXE "D"
SERVICES
  Accounting
  Financing
  Costing
  Payment of Creditors
  Payroll
  Procurement
  Training
  Risk Management
  Ventilation
  Projects
  Information Technology
  Security
  Geological & Geostatistical
  Administration
  Provision of Labour
  Human Resources
  Industrial Relations
  Stores
  Distribution
  Training
  Property Services
  Survey
  Engineering
  Workshops
  Medical
  Environmental Control
  Toll Treatment

ANNEXE "E"
SECONDARY CONSIDERATION

THIRD ADDENDUM TO
THE NOTARIAL SALE AGREEMENT
entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)
Attorneys

IH\acr

H:\IH\HARMONY\DOORNKOP\SALEADD3.DOC
30 July 2003

1 INTERPRETATION	3
2 RECITALS	3
5 EXTENSION	3
6 AMENDMENTS	3
7 CONDITIONS PRECEDENT	4
8 SAVINGS CLAUSE	5

WHEREBY THE PARTIES AGREE AS FOLLOWS

INTERPRETATION
In this Addendum:
33.1
words and phrases defined in the Notarial Sale Agreement will bear the same meanings herein; and
33.2
"Notarial Sale Agreement" means the Notarial Sale Agreement
entered into between the parties hereto on 21 January 2003.

RECITALS
The parties wish to record their agreement in regard to certain amendments to the Notarial Sale Agreement, the extension of the date for fulfilment of the Conditions Precedent and the fulfillment of certain of the
Conditions Precedent.

EXTENSION
It is agreed, in terms of clause 3.4 of the Notarial Sale Agreement, that the date for fulfilment of the Conditions Precedent is extended to 11 August
2003.

AMENDMENTS
It is agreed that the Notarial Sale Agreement is hereby amended as follows
36.1
clause 1.2.11 is deleted in its entirety and substituted with the following:
"1.2.11
"Effective Date" means the third Business Day after the date of fulfilment or waiver of the last of the Conditions Precedent;"
36.2
the following new clause 3.1.20 is inserted after clause 3.1.19
"3.1.20
Randfontein is provided with a legal opinion approved by it from
Fluxmans Inc, incorporating Kallmeyer & Strime, relating to the

3.1.20.1
due execution by Africa Vanguard and AVR of the Joint Venture
Agreement and the addenda thereto and their authority to enter into such Agreements; and
3.1.20.2
due execution by Africa Vanguard of this Agreement and all
addenda hereto and its authority to enter into such Agreements."
36.3
annexe
"C" to the Notarial Sale Agreement is substituted with annexe
"C" to this Addendum;
36.4
annexe
"E" to the Notarial Sale Agreement is substituted with annexe
"E" to this Addendum;
36.5
the words in the brackets on the third to fifth lines of clause 5.3 are deleted and replaced with the following
"(commencing during the month in which the Effective Date falls and ending at the end of the relevant month 10 (ten) years thereafter)"

CONDITIONS PRECEDENT
The Parties agree that the Conditions Precedent contained in clauses
37.1
3.1.1 to 3.1.4, 3.1.14, 3.1.15 and 3.1.16 have been fulfilled, provided that signature of this Addendum on behalf of Randfontein shall be deemed to constitute the written confirmation referred to in clauses
3.1.1 and 3.1.2;
37.2
3.1.5 to 3.1.8 and 3.1.13 will only be fulfilled on receipt of written advice from Nedbank Limited (acting through its Capital Markets division) that the documents referred to therein have been entered into and have become unconditional, provided that signature of this Addendum on behalf of Randfontein shall be deemed to constitute the written approval referred to in clause 3.1.13; and
37.3
3.1.9 to 3.1.12 will be fulfilled on signature of the documents referred to therein by all Parties.

38      SAVINGS CLAUSE
Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the parties, all the terms and conditions of the
Notarial Sale Agreement shall mutatis mutandis continue to apply.
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorised